Exhibit 99.5

Investor Contact: Richard E. Koch
(203) 750-3254

Press Contact: Thomas J. Fitzgerald
(203) 750-3831

News

          Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

FOR IMMEDIATE RELEASE

Olin Closes Chase Industries Merger

NORWALK, CT, September 27, 2002 — Olin Corporation (NYSE:OLN) today announced that it completed its merger transaction with Chase Industries Inc. (NYSE:CSI) as planned. Holders of Chase common stock will receive 0.6400 shares of Olin common stock for each share they own. The trading of Chase common stock was terminated effective today, prior to the opening of the market this morning.

Joseph D. Rupp, President and Chief Executive Officer, said, “We are very excited about welcoming Chase into the Olin family of successful businesses. Chase with their excellent position in rod will complement Olin’s leadership role in copper-based strip and sheet products. This acquisition will be immediately accretive to Olin’s earnings and will also strengthen Olin’s financial position.”

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip and foil, welded tube, fabricated parts, metal packages and stainless steel strip. With the addition of Chase, this now includes brass rod for a variety of products, such as plumbing fixtures, heating and air conditioning components, industrial valves, automotive parts and numerous hardware components. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “will,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements include, but are not limited to, the following, discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K/A for the year ended December 31, 2001:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper, as well as extraordinary events, such as the attacks on the World Trade Center and the Pentagon that occurred on September 11, 2001;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service;

•	unforeseen effects of competition;

•	environmental costs and other expenditures in excess of those projected;

•	higher-than-expected raw material and utility or transportation and/or logistics costs;

•	the occurrence of unexpected manufacturing interruptions/outages, including those occurring as a result of production hazards; and

•	unexpected additional taxes and related interest as the result of pending income tax audits.

All of our forward-looking statements should be considered in light of these factors.

2002—16